Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for February 2006

MESA ROYALTY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS February 17, 2006 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of February 2006. Unitholders of record on February 28, 2006 will receive distributions amounting to $1,069,227 or $0.573746087 per unit payable on April 28, 2006. Royalty income from the San Juan Basin Properties totaled $413,761. Royalty income from the Hugoton Properties totaled $660,184.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust

JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

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700 Lavaca      Austin, TX 78701